                                                                   Exhibit 10.14

Life insurance is an important consideration for anyone - but especially for executives who may have more extensive financial and family obligations.

For certain executives, Dresser provides Basic Life Insurance through the Executive Life Insurance Plan. This coverage replaces the Basic Life Insurance benefit available under the standard Group Insurance Plan, and provides an important benefit - both as an active employee and as a retiree.

You may continue to purchase Optional Life Insurance through the standard Group Insurance Plan.

WHAT THE PLAN PAYS

The Plan will pay a benefit if you die from any cause. Coverage amounts will vary while you are actively employed by Dresser or after you retire.

ACTIVE EMPLOYMENT    RETIREMENT
------------------   -----------------------
2x Annual Base       One-half of the
Pay plus 2x Earned   coverage in effect
Annual Incentive     immediately before your
Compensation         retirement date
------------------   -----------------------

Your coverage will increase as your pay increases - but it will not decrease if your pay decreases.

WHO IS ELIGIBLE

Only certain executives as approved by the Benefits Committee are eligible to participate in this plan.

HOW TO ENROLL

You have to enroll in the Plan - even though it provides an automatic benefit and the Company pays its premium cost. You only have to enroll one time.

Follow these steps to enroll:

     1. Complete, sign and return the Enrollment Questionnaire to Hartford, the insurance carrier for the Plan.

     2. Receive, sign and return the official, completed Enrollment Form for Life Insurance from Hartford to confirm the information you provided.

     3.   Answer any additional questions about your medical history.

     4. Sign and return the enclosed Executive Life Insurance Agreement to the Vice President, Human Resources.

     5. If you want to select a trust as your beneficiary, you must request an additionally agreement form from the Vice President, Human Resources.

          DEFINITIONS

          BASE PAY: The annual base rate of pay in effect as of January 1.

          EARNED ANNUAL INCENTIVE COMPENSATION: The annual incentive earned in the prior fiscal year before any adjustments for the bonus reserve.

WHO PAYS FOR THE PLAN

Dresser pays the entire cost of the annual premium for coverage.

HOW YOU ARE TAXED

You have to pay income tax on the value of any life insurance coverage as required by IRS rules. This taxable value is called imputed income. It will be included in your annual W-2 form from the Company. If you are subject to taxation outside the U.S., special rules may apply.

WHO COLLECT BENEFITS

When you enroll, you will name a beneficiary for your coverage. A beneficiary is a person, persons, or a trust, who you select to receive your benefits from the Plan. You may change your beneficiary at any time by notifying the Vice President, Human Resources in writing.

Federal or state law may affect the benefit payment if you are married and you name someone other than your spouse as your beneficiary.

If you do not have a named beneficiary when you die, or if your beneficiary cannot by located, the Plan will pay a lump sum benefit to (in order):

     .    Your estate

     .    Your spouse

     .    Your children (equally)

     .    Your parents (equally), or

     .    Your brothers and sisters (equally).

WHEN THE PLAN PAYS BENEFITS

If you die, the Plan will pay the full amount of your coverage. There are no exclusions. Your death may be from any cause.

HOW TO COLLECT BENEFITS

Your beneficiary must submit proof of your death along with the appropriate claim form. All benefits will be paid in a lump sum.

WHEN COVERAGE ENDS

Your coverage ends if you leave the Company. You have the option to take the policy with you, BUT YOU WILL BE RESPONSIBLE FOR THE ANNUAL PREMIUM COSTS. The policy will not have any loan or cash value available to you.

Your coverage will end the earliest of:

     .    The date you are no longer eligible

     .    The last day of the calendar month in which your employment ends

     .    The date the policy is canceled, in whole or in part, or

     .    The date the Plan is terminated.

If you elect to take the policy with you upon separation, you must complete an application before you leave the Company. You will not be required to provide Evident of Insurability. You will be told the cost of the policy when you apply. You must pay the first premium before coverage will take effect.

WHAT IF?

IF...                                  THEN...
--------------------------------------------------------------------------------
You become disabled.                   Your full coverage continues until the
                                       end of your disability or retirement, or
                                       age 65, whichever is earlier.
--------------------------------------------------------------------------------
You retire                             Your coverage will be one-half of the
                                       coverage in effect immediately before
                                       your retirement date. This coverage
                                       continues until you die. Dresser will
                                       continue to pay your premiums. You must
                                       continue to pay income tax on the value
                                       of your coverage.
--------------------------------------------------------------------------------
You leave the Company or are no        You may take your full coverage with you.
longer eligible.                       Hartford, the insurance carrier, will
                                       provide the steps to follow.  You must
                                       pay the premiums to continue coverage.
                                       Dresser will collect any cash value that
                                       has been accumulated in the policy.
--------------------------------------------------------------------------------
The Company changes control.           If you continue to work for the Company:
                                       Your premiums will be paid for at least
                                       five years. The Company may then
                                       terminate the Plan. At that time, you may take the coverage with you. [WHAT HAPPENS
                                       TO THE CASH VALUE?] Hartford, the
                                       insurance carrier, will provide the steps to follow and you must pay the premiums to continue coverage.

                                       If you leave the company or are retired:
                                       Your coverage will continue - at a level
                                       of one-half of your coverage in effect
                                       immediately before your termination or
                                       retirement date
--------------------------------------------------------------------------------

IMPORTANT TELEPHONE NUMBERS AND ADDRESSES:

     Vice President, Human Resources
     Dresser, Inc.
     15455 Dallas Parkway, Suite 1100
     Addison, Texas 75001
     (972) 361-9810

     International Corporate Marking Group
     An affiliate of ITT Hartford Insurance Group
     100 Campus Drive, Suite 250
     Florham Park, NJ 07932
     (800) 854-3384